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                                                                    EXHIBIT 10.8


                              MANAGEMENT AGREEMENT

                                      WITH

                        SCP PRIVATE EQUITY PARTNERS, L.P.



         AGREEMENT entered into as of November 29, 1996, by and between SCP Private Equity Partners, L.P. a Delaware limited partnership with a principal place of business at 800 The Safeguard Building, 435 Devon Park Drive, Wayne, PA 19087 (the "Consultant") and JHFSC Acquisition Corp., a Delaware corporation (the "JHFSC").

         WHEREAS, the Consultant has staff specially skilled in corporate finance, strategic corporate planning, and other management skills and services; and

         WHEREAS, as of the date hereof, JHFSC has concluded the purchase of all the equity securities of the JHFSC's subsidiary, John Hancock Freedom Securities Corporation (the "Stock Purchase"); and

         WHEREAS, JHFSC and its subsidiaries (which are collectively referred to herein as the "Company") will require the Consultant's special skills and management advisory services in connection with its general business operations; and

         WHEREAS, the Consultant is willing to provide such skills and services to the Company.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto intending to be legally bound do hereby agree as follows:

         1. SERVICES. The Consultant hereby agrees that, during the term of this Agreement (the "Term"), it will:

         a. provide the Company with advice in connection with the negotiation and consummation of agreements, contracts, documents and instruments necessary to provide the Company with financing from banks or other financial institutions or other entities on terms and conditions satisfactory to the Company; and

         b. provide the Company with financial, managerial and operational advice in connection with its day-to-day operations, including, without limitation:

              (i)  advice with respect to the investment of funds; and



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              (ii) advice with respect to the development and implementation of strategies for improving the operating, marketing and financial performance of the Company.


         2. TERM. This Agreement shall continue in full force and effect, unless and until terminated by mutual consent of the parties, for so long as the Consultant (or any successor or permitted assign, as the case may be) continues to carry on the business of providing services of the type described in
Section 1 above; provided, however, that either party may terminate this Agreement following a material breach of the terms of this Agreement by the other party hereto and a failure to cure such breach within 30 days following written notice thereof; and provided further that each of (a) the obligations of the Company under Sections 4.2 and 5 below and (b) any and all accrued and unpaid obligations of the Company owed under Section 4.1 below shall survive any termination of this Agreement to the maximum extent permitted under applicable law.

         3. SERVICES TO BE PERFORMED. The Consultant shall devote reasonable time and efforts to the performance of the consulting and management advisory services contemplated by the Agreement. However, no precise number of hours is to be devoted by the Consultant on a weekly or monthly basis. The Consultant may perform services under this Agreement directly, through its employees or agents, or with such outside consultants as the Consultant may engage for such purpose.

         4.   COMPENSATION; EXPENSE REIMBURSEMENT.

         4.1 In consideration of the management advisory services hereunder, the Consultant (or its designee) shall be paid an annual fee (hereinafter, the "Management Fee") equal to $62,500. The Management Fee shall be payable in equal quarterly installments each year, to be paid quarterly in advance on the first day of each calendar quarter, except for the installment which would otherwise be payable on the first day of the first calendar quarter following the date hereof which shall instead be paid on the date hereof.

         4.2 The Company shall reimburse the Consultant for all reasonable out-of-pocket expenses incurred in connection with the management advisory services to be provided by the Consultant hereunder, including, without limitation, reasonable travel, lodging and similar out-of-pocket costs reasonably incurred by it in connection with or in account of its performance of services for the Company hereunder. Reimbursement shall be made only upon presentation to the Company by the Consultant of reasonably itemized documentation therefor.

         5. INDEMNIFICATION. In addition to their agreements and obligations under this Agreement, the Company agrees to indemnify and hold harmless the consultant, and its affiliates (including its officers, directors, stockholders, partners, employees and agents) from and against any and all claims, liabilities, losses and damages (or actions in respect thereof), in any way related to or arising out of the performance by the Consultant of services under this Agreement (other than for

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expenses incurred described in Section 4 hereof or for compensation for services rendered), and to reimburse the Consultant and any other such indemnified person for reasonable out-of-pocket legal and other expenses incurred by it in connection with or relating to investigating, preparing to defend, or defending any actions, claims or other proceedings (including any investigations or inquiry) arising in any manner out of or in connection with the Consultant's performance under this Agreement (whether or not such indemnified person is a named party in such proceeding); provided, however, that the Company shall not be responsible under this Section 5 for any claims, liabilities, losses, damages or expenses to the extent that they are finally judicially determined to result form actions taken by the Consultant (or such other indemnified person) due primarily to the Consultant's (or such other indemnified person's) gross negligence or willful misconduct.

         6. NOTICE. All notices hereunder, to be effective, shall be in writing and shall be mailed by certified mail, postage prepaid as follows:


              (i)  If to the Consultant:

                        SCP Private Equity Partners, L.P.
                        800 The Safeguard Building
                        435 Devon Park Drive
                        Wayne, PA 19087
                        Attention: Winston J. Churchill

                   With a copy to:
                        SCP Private Equity Partners, L.P.
                        800 The Safeguard Building
                        435 Devon Park Drive
                        Wayne, PA 19087
                        Attention: Wayne Weisman, Esq.

              (ii) If to the Company:

                        One World Financial Center
                        200 Liberty Street
                        New York, NY 10281
                        Attention: Kevin McKay, Esq.

         7. MODIFICATIONS; TERMINATION. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof, superseding all prior understandings and agreements whether written or oral. This Agreement may not be amended or revised except by a writing signed by the parties. This Agreement will terminate upon an initial public offering of the common stock of the Parent.


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         8.   SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns but may not be assigned by either party without the prior written consent of the other.

         9. CAPTIONS. Captions have been inserted solely for the convenience of reference and in no way define, limit or describe the scope or substance of any provision shall not affect the validity of any other provision.

         10. GOVERNING LAW. This Agreement shall be construed under and governed by the laws of the Commonwealth of Massachusetts (regardless of the laws that might otherwise govern under applicable Commonwealth of Massachusetts principles of conflicts of law).

         11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same document.


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         IN WITNESS WHEREOF, the parties have duly executed this Agreement as a sealed instrument as of the date first above written.


SCP PRIVATE EQUITY PARTNERS, L.P.              JHFSC ACQUISITION CORP.


By: /s/ Samuel A. Plum                         By: /s/ John Goldsmith
    -----------------------------                  --------------------
    Name: Samuel A. Plum                           Name: John Goldsmith
    Title: General Partner                         Title: President






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